EXHIBIT 99.1

Contact:	Franklin Resources, Inc.
Investor Relations: Brian Sevilla (650) 312-4091
Media Relations: Matt Walsh (650) 312-2245
franklinresources.com

FOR IMMEDIATE RELEASE

Franklin Resources, Inc. Announces Fourth Quarter and Fiscal Year Results

San Mateo, CA, October 24, 2013 - Franklin Resources, Inc. (the “Company”) [NYSE: BEN] today announced net income1 of $509.0 million or $0.80 per diluted share for the quarter ended September 30, 2013, as compared to $552.3 million or $0.86 per diluted share for the previous quarter and $492.1 million or $0.77 per diluted share for the quarter ended September 30, 2012. Net income1 for the year ended September 30, 2013 was $2,150.2 million or $3.37 per diluted share, as compared to $1,931.4 million or $2.98 per diluted share for the previous year.

	Quarter Ended		% Change	Quarter Ended	% Change	Fiscal Year Ended September 30,		% Change
	30-Sep-13	30-Jun-13	Qtr. vs. Qtr.	30-Sep-12	Year vs. Year	2013	2012
Financial Results
(dollars in millions, except per share data)
Operating revenues	$1,984.8	$2,084.8	(5)%	$1,816.2	9%	$7,985.0	$7,101.0	12%
Operating income	$735.1	$771.7	(5)%	$622.7	18%	$2,921.3	$2,515.2	16%
Operating margin	37.0%	37.0%		34.3%		36.6%	35.4%

Net income[1]	$509.0	$552.3	(8)%	$492.1	3%	$2,150.2	$1,931.4	11%
Diluted earnings per share	$0.80	$0.86	(7)%	$0.77	4%	$3.37	$2.98	13%

Assets Under Management
(in billions)
Ending	$844.7	$815.0	4%	$749.9	13%	$844.7	$749.9	13%
Average[2]	827.8	833.2	(1)%	726.7	14%	808.2	705.7	15%
Net new flows	(2.7)	8.4	NM	2.9	NM	24.3	(2.3)	NM

Non-operating income for the quarter ended September 30, 2013 included $(0.1) million of investment and other income (losses), net, as compared to $10.3 million for the prior quarter and $64.1 million for the quarter ended September 30, 2012. Non-operating income for the year ended September 30, 2013 included $152.2 million of investment and other income, net, as compared to $199.7 million for the previous year.

Total assets under management (“AUM”) were $844.7 billion at September 30, 2013, up $29.7 billion or 4% during the quarter. The increase was primarily due to $33.1 billion in market appreciation. AUM increased $94.8 billion or 13% year over year, primarily due to $66.1 billion of market appreciation and $24.3 billion of net new flows.

Cash and cash equivalents and investments were $8.6 billion at September 30, 2013, as compared to $8.4 billion at September 30, 2012. Total stockholders' equity was $10.7 billion at September 30, 2013, as compared to $9.8 billion at September 30, 2012. The Company had 630.9 million shares of common stock outstanding at September 30, 2013, as compared to 636.6 million shares outstanding at September 30, 2012. During the quarter ended September 30, 2013, the Company repurchased approximately 5.6 million shares of its common stock for a total cost of $264.6 million.

Conference Call Information

Pre-recorded audio commentary on the results from Franklin Resources, Inc.'s Chairman, CEO and President Greg Johnson, CFO and Executive Vice President Ken Lewis and Executive Vice President of Global Advisory Services Vijay Advani will be available today at approximately 8:30 a.m. Eastern Time. They will also lead a live teleconference today at 10:30 a.m. Eastern Time to answer questions of a material nature. Analysts and investors are encouraged to review the Company's recent filings with the U.S. Securities and Exchange Commission and to contact Investor Relations before the live teleconference for any clarifications or questions related to the earnings release or pre-recorded audio commentary.

Access to the pre-recorded audio commentary and accompanying slides are available at franklinresources.com. The pre-recorded audio commentary can also be accessed by dialing (888) 843-7419 in the U.S. and Canada or (630) 652-3042 internationally using access code 35835349, any time through November 23, 2013.

Access to the live teleconference will be available at franklinresources.com or by dialing (800) 446-2782 in the U.S. and Canada or (847) 413-3235 internationally. A replay of the call can also be accessed by calling (888) 843-7419 in the U.S. and Canada or (630) 652-3042 internationally using access code 35835373, after 1:00 p.m. Eastern Time on October 24, 2013 through November 23, 2013.

Questions regarding the pre-recorded audio commentary or live teleconference should be directed to Franklin Resources, Inc., Investor Relations at (650) 312-4091 or Media Relations at (650) 312-2245.

Lipper Performance Rankings of Franklin Templeton's U.S.-Registered Long-Term Mutual Funds3,4:

	Period Ended September 30, 2013
	Percent of Assets in Top Two Quartiles[5]
	1-Year	3-Year	5-Year	10-Year
Franklin Templeton[6]	64%	71%	85%	79%
Franklin Templeton Equity[7]	71%	73%	88%	70%
Franklin Templeton Fixed-Income[8]	55%	68%	81%	92%
Franklin Equity[9]	78%	78%	94%	80%
Templeton Equity[10]	92%	93%	87%	40%
Mutual Series Equity[11]	6%	19%	59%	65%
Franklin Templeton Taxable Fixed-Income[12]	93%	96%	85%	85%
Franklin Templeton Tax-Free Fixed-Income[13]	17%	40%	76%	99%

Performance quoted above represents past performance, which cannot predict or guarantee future results.

Investors should carefully consider a fund's investment goals, risks, charges and expenses before investing. To obtain a summary prospectus and/or prospectus, which contains this and other information, for any U.S.-registered Franklin Templeton fund, investors should talk to their financial advisors or call Franklin/Templeton Distributors, Inc. at 1-800/DIAL BEN® (1-800/342-5236). Please read a prospectus carefully before investing.

Franklin Resources, Inc. Preliminary Condensed Consolidated Statements of Income Unaudited
(in millions, except per share data and AUM)	Three Months Ended September 30,		% Change	Twelve Months Ended September 30,		% Change
	2013	2012		2013	2012
Operating Revenues
Investment management fees	$1,285.7	$1,142.8	13%	$5,071.4	$4,458.7	14%
Sales and distribution fees	604.7	579.9	4%	2,516.0	2,259.3	11%
Shareholder servicing fees	75.2	73.1	3%	303.7	302.5	0%
Other, net	19.2	20.4	(6)%	93.9	80.5	17%
Total operating revenues	1,984.8	1,816.2	9%	7,985.0	7,101.0	12%
Operating Expenses
Sales, distribution and marketing	717.6	701.6	2%	3,042.1	2,739.7	11%
Compensation and benefits	348.8	317.5	10%	1,384.5	1,255.5	10%
Information systems and technology	58.3	54.1	8%	191.1	182.9	4%
Occupancy	35.0	34.7	1%	134.2	129.9	3%
General, administrative and other	90.0	85.6	5%	311.8	277.8	12%
Total operating expenses	1,249.7	1,193.5	5%	5,063.7	4,585.8	10%
Operating Income	735.1	622.7	18%	2,921.3	2,515.2	16%
Other Income (Expenses)
Investment and other income (losses), net	(0.1)	64.1	NM	152.2	199.7	(24)%
Interest expense	(11.5)	(8.4)	37%	(46.9)	(36.7)	28%
Other income (expenses), net	(11.6)	55.7	NM	105.3	163.0	(35)%
Income before taxes	723.5	678.4	7%	3,026.6	2,678.2	13%
Taxes on income	213.0	174.4	22%	855.9	762.7	12%
Net income	510.5	504.0	1%	2,170.7	1,915.5	13%
Less: net income (loss) attributable to
Nonredeemable noncontrolling interests	3.8	9.1	(58)%	16.9	(20.9)	NM
Redeemable noncontrolling interests	(2.3)	2.8	NM	3.6	5.0	(28)%
Net Income Attributable to Franklin Resources, Inc.	$509.0	$492.1	3%	$2,150.2	$1,931.4	11%

Earnings per Share
Basic	$0.80	$0.77	4%	$3.37	$2.99	13%
Diluted	0.80	0.77	4%	3.37	2.98	13%
Dividends per Share	$0.100	$0.090	11%	$1.39	$1.03	35%

Average Shares Outstanding
Basic	630.5	634.2	(1)%	633.1	641.4	(1)%
Diluted	631.3	635.8	(1)%	634.1	643.3	(1)%

Operating Margin	37.0%	34.3%		36.6%	35.4%

AUM (in billions)
Ending	$844.7	$749.9	13%	$844.7	$749.9	13%
Average	827.8	726.7	14%	808.2	705.7	15%
Net new flows	(2.7)	2.9	NM	24.3	(2.3)	NM

Franklin Resources, Inc. Preliminary Condensed Consolidated Statements of Income Unaudited
(in millions, except per share data and employees)	Three Months Ended		% Change	Three Months Ended
	30-Sep-13	30-Jun-13		31-Mar-13	31-Dec-12	30-Sep-12
Operating Revenues
Investment management fees	$1,285.7	$1,318.3	(2)%	$1,267.5	$1,199.9	$1,142.8
Sales and distribution fees	604.7	664.5	(9)%	642.7	604.1	579.9
Shareholder servicing fees	75.2	77.5	(3)%	76.6	74.4	73.1
Other, net	19.2	24.5	(22)%	26.8	23.4	20.4
Total operating revenues	1,984.8	2,084.8	(5)%	2,013.6	1,901.8	1,816.2
Operating Expenses
Sales, distribution and marketing	717.6	812.8	(12)%	780.8	730.9	701.6
Compensation and benefits	348.8	345.5	1%	355.1	335.1	317.5
Information systems and technology	58.3	44.4	31%	44.8	43.6	54.1
Occupancy	35.0	33.9	3%	31.9	33.4	34.7
General, administrative and other	90.0	76.5	18%	71.6	73.7	85.6
Total operating expenses	1,249.7	1,313.1	(5)%	1,284.2	1,216.7	1,193.5
Operating Income	735.1	771.7	(5)%	729.4	685.1	622.7
Other Income (Expenses)
Investment and other income (losses), net	(0.1)	10.3	NM	96.5	45.5	64.1
Interest expense	(11.5)	(10.0)	15%	(10.9)	(14.5)	(8.4)
Other income (expenses), net	(11.6)	0.3	NM	85.6	31.0	55.7
Income before taxes	723.5	772.0	(6)%	815.0	716.1	678.4
Taxes on income	213.0	209.9	1%	221.6	211.4	174.4
Net income	510.5	562.1	(9)%	593.4	504.7	504.0
Less: net income (loss) attributable to
Nonredeemable noncontrolling interests	3.8	8.0	(53)%	17.8	(12.7)	9.1
Redeemable noncontrolling interests	(2.3)	1.8	NM	2.8	1.3	2.8
Net Income Attributable to Franklin Resources, Inc.	$509.0	$552.3	(8)%	$572.8	$516.1	$492.1

Earnings per Share
Basic	$0.80	$0.87	(8)%	$0.90	$0.81	$0.77
Diluted	0.80	0.86	(7)%	0.90	0.81	0.77
Dividends per Share	$0.100	$0.097	3%	$0.097	$1.097	$0.090

Average Shares Outstanding
Basic	630.5	633.6	0%	634.0	634.5	634.2
Diluted	631.3	634.3	0%	634.7	635.4	635.8

Operating Margin	37.0%	37.0%		36.2%	36.0%	34.3%

Employees	9,002	8,952	1%	8,725	8,702	8,558
Billable Shareholder Accounts	24.2	24.9	(3)%	24.4	23.3	23.0

AUM AND FLOWS

(in billions)	Three Months Ended September 30,		% Change	Twelve Months Ended September 30,		% Change
	2013	2012		2013	2012
Beginning AUM	$815.0	$707.1	15%	$749.9	$659.9	14%
Long-term sales	48.0	42.5	13%	215.6	170.8	26%
Long-term redemptions	(50.5)	(40.2)	26%	(190.0)	(172.7)	10%
Net cash management	(0.2)	0.6	NM	(1.3)	(0.4)	225%
Net new flows	(2.7)	2.9	NM	24.3	(2.3)	NM
Reinvested distributions	4.0	3.7	8%	21.3	18.4	16%
Net flows	1.3	6.6	(80)%	45.6	16.1	183%
Distributions	(5.2)	(4.6)	13%	(26.2)	(22.5)	16%
Acquisitions	0.5	—	NM	9.3	—	NM
Appreciation and other[14]	33.1	40.8	(19)%	66.1	96.4	(31)%
Ending AUM	$844.7	$749.9	13%	$844.7	$749.9	13%

AUM BY INVESTMENT OBJECTIVE

(in billions)	30-Sep-13	30-Jun-13	% Change	31-Mar-13	31-Dec-12	30-Sep-12
Equity
Global/international	$243.9	$224.0	9%	$231.0	$222.2	$214.9
United States	97.2	89.5	9%	88.9	81.2	82.2
Total equity	341.1	313.5	9%	319.9	303.4	297.1
Hybrid	137.5	129.4	6%	129.2	121.0	110.1
Fixed-Income
Tax-free	72.4	79.1	(8)%	84.5	84.3	83.2
Taxable
Global/international	228.8	229.1	0%	226.5	209.8	196.4
United States	58.3	57.5	1%	58.2	57.6	56.7
Total fixed-income	359.5	365.7	(2)%	369.2	351.7	336.3
Cash Management	6.6	6.4	3%	5.4	5.7	6.4
Total AUM	$844.7	$815.0	4%	$823.7	$781.8	$749.9
Average AUM for the Three-Month Period	$827.8	$833.2	(1)%	$807.3	$763.6	$726.7

AUM AND FLOWS - UNITED STATES AND INTERNATIONAL15

	As of and for the Three Months Ended
(in billions)	30-Sep-13	% of Total	30-Jun-13	% of Total	30-Sep-12	% of Total
Long-Term Sales
United States	$25.8	54%	$28.5	46%	$21.7	51%
International	22.2	46%	33.6	54%	20.8	49%
Total long-term sales	$48.0	100%	$62.1	100%	$42.5	100%
Long-Term Redemptions
United States	$(27.9)	55%	$(27.9)	52%	$(19.0)	47%
International	(22.6)	45%	(26.0)	48%	(21.2)	53%
Total long-term redemptions	$(50.5)	100%	$(53.9)	100%	$(40.2)	100%
AUM
United States	$545.5	65%	$527.8	65%	$492.6	66%
International	299.2	35%	287.2	35%	257.3	34%
Total AUM	$844.7	100%	$815.0	100%	$749.9	100%

AUM AND FLOWS BY INVESTMENT OBJECTIVE

(in billions)	Equity			Fixed-Income
for the three months ended September 30, 2013	Global/ International	United States	Hybrid	Tax-Free	Taxable Global/ International	Taxable United States	Cash Management	Total
AUM at July 1, 2013	$224.0	$89.5	$129.4	$79.1	$229.1	$57.5	$6.4	$815.0
Long-term sales	12.5	5.5	6.8	2.5	16.1	4.6	—	48.0
Long-term redemptions	(11.5)	(5.2)	(5.1)	(6.2)	(18.6)	(3.9)	—	(50.5)
Net exchanges	0.2	0.9	1.5	(1.7)	(1.1)	(0.2)	0.4	—
Net cash management	—	—	—	—	—	—	(0.2)	(0.2)
Net new flows	1.2	1.2	3.2	(5.4)	(3.6)	0.5	0.2	(2.7)
Reinvested distributions	0.5	0.4	1.0	0.6	1.2	0.3	—	4.0
Net flows	1.7	1.6	4.2	(4.8)	(2.4)	0.8	0.2	1.3
Distributions	(0.6)	(0.4)	(1.2)	(0.7)	(1.8)	(0.5)	—	(5.2)
Acquisition	—	—	0.2	—	0.3	—	—	0.5
Appreciation (depreciation) and other[14]	18.8	6.5	4.9	(1.2)	3.6	0.5	—	33.1
AUM at September 30, 2013	$243.9	$97.2	$137.5	$72.4	$228.8	$58.3	$6.6	$844.7

(in billions)	Equity			Fixed-Income
for the three months ended June 30, 2013	Global/ International	United States	Hybrid	Tax-Free	Taxable Global/ International	Taxable United States	Cash Management	Total
AUM at April 1, 2013	$231.0	$88.9	$129.2	$84.5	$226.5	$58.2	$5.4	$823.7
Long-term sales	11.4	4.5	7.9	2.9	30.2	5.2	—	62.1
Long-term redemptions	(13.4)	(6.1)	(5.6)	(4.5)	(19.7)	(4.6)	—	(53.9)
Net exchanges	(0.2)	0.4	0.4	(0.9)	(0.3)	(0.2)	0.8	—
Net cash management	—	—	—	—	—	—	0.2	0.2
Net new flows	(2.2)	(1.2)	2.7	(2.5)	10.2	0.4	1.0	8.4
Reinvested distributions	0.2	0.2	1.9	0.6	1.4	0.5	—	4.8
Net flows	(2.0)	(1.0)	4.6	(1.9)	11.6	0.9	1.0	13.2
Distributions	(0.2)	(0.2)	(2.1)	(0.8)	(1.8)	(0.6)	—	(5.7)
Acquisition	—	—	0.1	—	—	—	—	0.1
Appreciation (depreciation) and other[14]	(4.8)	1.8	(2.4)	(2.7)	(7.2)	(1.0)	—	(16.3)
AUM at June 30, 2013	$224.0	$89.5	$129.4	$79.1	$229.1	$57.5	$6.4	$815.0

(in billions)	Equity			Fixed-Income
for the three months ended September 30, 2012	Global/ International	United States	Hybrid	Tax-Free	Taxable Global/ International	Taxable United States	Cash Management	Total
AUM at July 1, 2012	$198.9	$79.7	$103.2	$80.1	$185.9	$53.5	$5.8	$707.1
Long-term sales	10.0	3.4	5.2	3.4	15.7	4.8	—	42.5
Long-term redemptions	(10.4)	(5.0)	(3.6)	(2.2)	(15.6)	(3.4)	—	(40.2)
Net exchanges	(0.3)	—	0.1	—	(0.1)	0.3	—	—
Net cash management	—	—	—	—	—	—	0.6	0.6
Net new flows	(0.7)	(1.6)	1.7	1.2	—	1.7	0.6	2.9
Reinvested distributions	0.4	0.3	1.0	0.6	1.0	0.4	—	3.7
Net flows	(0.3)	(1.3)	2.7	1.8	1.0	2.1	0.6	6.6
Distributions	(0.4)	(0.3)	(1.3)	(0.8)	(1.3)	(0.5)	—	(4.6)
Appreciation and other[14]	16.7	4.1	5.5	2.1	10.8	1.6	—	40.8
AUM at September 30, 2012	$214.9	$82.2	$110.1	$83.2	$196.4	$56.7	$6.4	$749.9

Franklin Resources, Inc. is a global investment management organization operating as Franklin Templeton Investments. Franklin Templeton Investments provides global and domestic investment management solutions managed by its Franklin, Templeton, Mutual Series, Bissett, Fiduciary Trust, Darby, Balanced Equity Management and K2 investment teams. The San Mateo, CA-based company has more than 65 years of investment experience and $844.7 billion in AUM as of September 30, 2013. The Company posts information that may be significant for investors in the Investor Relations and News Center sections of its website, and encourages investors to consult those sections regularly. For more information about the company, please visit franklinresources.com.

Notes

1.	Net income represents net income attributable to Franklin Resources, Inc.

2.	Average AUM represents simple monthly average AUM.

3.
Nothing in this section shall be considered a solicitation to buy or an offer to sell a security to any person in any jurisdiction where such offer, solicitation, purchase or sale would be unlawful under the securities laws of such jurisdiction. Franklin/Templeton Distributors, Inc., One Franklin Parkway, San Mateo, CA, is the funds' principal distributor and a wholly-owned subsidiary of Franklin Resources, Inc.

4.
Lipper rankings for Franklin Templeton U.S.-registered mutual funds are based on Class A shares. Franklin Templeton funds are compared against a universe of all share classes. Performance rankings for other share classes may differ. Lipper calculates averages by taking all the funds and share classes in a peer group and averaging their total returns for the periods indicated. Lipper tracks 154 peer groups of U.S. retail mutual funds, and the groups vary in size from 8 to 986 funds. Lipper total return calculations include reinvested dividends and capital gains, but do not include sales charges or expense subsidization by the manager. Results may have been different if these or other factors had been considered.

5.	The figures in the table are based on data available from Lipper© Inc. as of October 5, 2013 and are subject to revision.

6.
Of the eligible Franklin Templeton long-term mutual funds tracked by Lipper, 22, 25, 34 and 38 funds ranked in the top quartile and 34, 30, 36 and 23 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

7.
Of the eligible Franklin Templeton equity mutual funds tracked by Lipper, 16, 13, 17 and 13 funds ranked in the top quartile and 23, 13, 19 and 9 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

8.
Of the eligible Franklin Templeton non-money market fixed-income mutual funds tracked by Lipper, 6, 12, 17 and 25 funds ranked in the top quartile and 11, 17, 17 and 14 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

9.
Of the eligible Franklin equity mutual funds tracked by Lipper, 10, 8, 13 and 9 funds ranked in the top quartile and 19, 6, 14 and 6 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

10.
Of the eligible Templeton equity mutual funds tracked by Lipper, 6, 4, 4 and 2 funds ranked in the top quartile and 2, 4, 2 and 2 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

11.
Of the eligible Mutual Series equity mutual funds tracked by Lipper, 0, 1, 0 and 2 funds ranked in the top quartile and 2, 3, 3 and 1 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

12.
Of the eligible Franklin Templeton non-money market taxable fixed-income mutual funds tracked by Lipper, 6, 5, 6 and 5 funds ranked in the top quartile and 5, 7, 5 and 3 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

13.
Of the eligible Franklin Templeton non-money market tax-free fixed-income mutual funds tracked by Lipper, 0, 7, 11 and 20 funds ranked in the top quartile and 6, 10, 12 and 11 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

14.	Appreciation (depreciation) and other includes the impact of foreign exchange revaluation.

15.	International includes North America-based advisors serving non-resident clients.

Forward-Looking Statements

The financial results in this press release are preliminary. Statements in this press release regarding Franklin Resources, Inc. (“Franklin”) and its subsidiaries, which are not historical facts, are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When used in this press release, words or phrases generally written in the future tense and/or preceded by words such as “will,” “may,” “could,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “seek,” “estimate,” “preliminary” or other similar words are forward-looking statements.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

These and other risks, uncertainties and other important factors are described in more detail in Franklin's recent filings with the U.S. Securities and Exchange Commission, including, without limitation, in Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of Operations in Franklin's Annual Report on Form 10-K for the fiscal year ended September 30, 2012 and Franklin's subsequent Quarterly Reports on Form 10-Q:

•
Volatility and disruption of the capital and credit markets, and adverse changes in the global economy, may significantly affect our results of operations and may put pressure on our financial results.

•	The amount and mix of our AUM are subject to significant fluctuations.

•	We are subject to extensive and complex, overlapping and frequently changing rules, regulations and legal interpretations.

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Regulatory and legislative actions and reforms have made the regulatory environment in which we operate more costly and future actions and reforms could adversely impact our AUM, increase costs and negatively impact our profitability and future financial results.

•	Failure to comply with the laws, rules or regulations in any of the non-U.S. jurisdictions in which we operate could result in substantial harm to our reputation and results of operations.

•	Changes in tax laws or exposure to additional income tax liabilities could have a material impact on our financial condition, results of operations and liquidity.

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Any significant limitation, failure or security breach of our information and cyber security infrastructure, software applications, technology or other systems that are critical to our operations could constrain our operations.

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Our business operations are complex and a failure to properly perform operational tasks or the misrepresentation of our products and services, or the termination of investment management agreements representing a significant portion of our AUM, could have an adverse effect on our revenues and income.

•	We face risks, and corresponding potential costs and expenses, associated with conducting operations and growing our business in numerous countries.

•	We depend on key personnel and our financial performance could be negatively affected by the loss of their services.

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Strong competition from numerous and sometimes larger companies with competing offerings and products could limit or reduce sales of our products, potentially resulting in a decline in our market share, revenues and income.

•	Changes in the third-party distribution and sales channels on which we depend could reduce our income and hinder our growth.

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Our increasing focus on international markets as a source of investments and sales of investment products subjects us to increased exchange rate and other risks in connection with our revenues and income generated overseas.

•	Harm to our reputation or poor investment performance of our products could reduce the level of our AUM or affect our sales, potentially negatively impacting our revenues and income.

•	Our future results are dependent upon maintaining an appropriate level of expenses, which is subject to fluctuation.

•	Our ability to successfully integrate widely varied business lines can be impeded by systems and other technological limitations.

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Our inability to successfully recover should we experience a disaster or other business continuity problem could cause material financial loss, loss of human capital, regulatory actions, reputational harm, or legal liability.

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Certain of the portfolios we manage, including our emerging market portfolios, are vulnerable to significant market-specific political, economic or other risks, any of which may negatively impact our revenues and income.

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Regulatory and governmental examinations and/or investigations, litigation and the legal risks associated with our business, could adversely impact our AUM, increase costs and negatively impact our profitability and/or our future financial results.

•	Our ability to meet cash needs depends upon certain factors, including the market value of our assets, operating cash flows and our perceived creditworthiness.

•	Our business could be negatively affected if we or our banking subsidiaries fail to satisfy regulatory and supervisory standards.

•	We are dependent on the earnings of our subsidiaries.

Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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